UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GOLDMAN SACHS TRUST

(Name of Registrant as Specified In Its Charter)

(none)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[Date]

Dear Investor:

The Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust will be holding a Special Meeting on October 15, 2013, requesting shareholders to consider and vote on one or more Fund proposals, as outlined in the proxy statement. You are receiving this mailing because you were a shareholder of one of more Goldman Sachs Fund(s) as of the record date, August 5, 2013, and are eligible to vote at this meeting.

The accompanying letter provides more details regarding the Meeting, how to access the proxy statement and the various methods that may be used to vote your shares. Please note that you are eligible to vote for each account you own as represented by the individual voting agenda page(s) included in this mailing.

In addition to voting in person, by internet or mail, for your convenience, you may also cast your consolidated vote by phone at 855-XXX-XXXX. You will need to provide your name and address for identification purposes in order to vote.

Your vote is important and we strongly encourage all Shareholders to participate in the governance of their Fund(s).